Exhibit (g)(8)
FORM OF
EXHIBIT A
List of Pacific Select Fund Portfolios Covered by the Custody Agreement and Amendments thereto by and among Pacific Select Fund, State Street Bank and Trust Company of California, N.A. and State
Street Bank and Trust Company.

Aggressive Growth Portfolio	Fasciano Small Equity Portfolio
Financial Services Portfolio	(formerly called Aggressive Equity Portfolio)
Diversified Research Portfolio	Small-Cap Value Portfolio
Equity Portfolio	Multi-Strategy Portfolio
Technology Portfolio	Main Street Core Portfolio
Short Duration Bond Portfolio	Emerging Markets Portfolio
Concentrated Growth Portfolio	Managed Bond Portfolio
Growth LT Portfolio	Inflation Managed Portfolio
Focused 30 Portfolio	Money Market Portfolio
Health Sciences Portfolio	High Yield Bond Portfolio
Mid-Cap Value Portfolio	Equity Income Portfolio
International Value Portfolio	Large-Cap Value Portfolio
Large-Cap Growth Portfolio	Comstock Portfolio
(formerly called Blue Chip Portfolio)	Mid-Cap Growth Portfolio
Capital Opportunities Portfolio	Real Estate Portfolio
International Large-Cap Portfolio	American Funds Growth Portfolio
Equity Index Portfolio	American Funds Growth-Income Portfolio
Small-Cap Index Portfolio	VN Small-Cap Value Portfolio

Effective January 1, 2006, agreed to and accepted by:
PACIFIC SELECT FUND

By:
Name: Glenn S. Schafer
Title: President
STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:	Attest:

By:
STATE STREET BANK AND TRUST COMPANY

By:	Attest:

By: